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                                  Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         WHEREAS, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as this "Corporation"), proposes to file shortly with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1933, as amended, a Registration Statements on Form S-4 in connection with the issuance of this Corporation's securities pursuant to the Agreement and Plan of Merger between this Corporation, AirTouch Cellular and Cellular Communications, Inc., and

         WHEREAS, each of the undersigned is an officer or director, or both, of this Corporation, as indicated below under his/her name;

         NOW THEREFORE, each of the undersigned hereby constitutes and appoints Margaret G. Gill, Sam Ginn, and Mohan S. Gyani, and each of them, his/her attorneys for him/her in his stead, in each of his/her offices and capacities as an officer, director, or both of this Corporation, to sign and to file with the SEC such Registration Statements on Form S-4, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his/her hand this 4th day of April, 1996.

DIRECTORS


/s/ Carol A. Bartz              /s/ C.Lee Cox
- ------------------------        ------------------------------------------------
Carol A. Bartz                  C.Lee Cox
Director                        Vice Chairman of the Board




/s/ Donald G. Fisher            /s/ Sam Ginn
- ------------------------        ------------------------------------------------
Donald G. Fisher                Sam Ginn
Director                        Chairman of the Board, Chief Executive Officer




/s/ James R. Harvey             /s/ Paul Hazen
- ------------------------        ------------------------------------------------
James R. Harvey                 Paul Hazen
Director                        Director




/s/ Arthur Rock                 /s/ Arun Sarin
- ------------------------        ------------------------------------------------
Arthur Rock                     Arun Sarin
Director                        Vice Chairman of the Board




/s/ George P. Shultz            /s/ Charles R. Schwab
- ------------------------        ------------------------------------------------
George P. Shultz                Charles R. Schwab
Director                        Director